XO COMMUNICATIONS, INC.

LETTER OF TRANSMITTAL

PURSUANT TO THE OFFER TO EXCHANGE DATED MAY 29, 2001
AND AMENDED AS OF JULY 6, 2001

TO TENDER OPTIONS TO PURCHASE SHARES

OF CLASS A COMMON STOCK, PAR VALUE $.02 PER SHARE
HAVING AN EXERCISE PRICE PER SHARE OF $10.00 OR MORE
AND OPTIONS TO PURCHASE SHARES OF CLASS A COMMON STOCK
GRANTED ON OR AFTER DECEMBER 26, 2000

FOR NEW OPTIONS

WITH AN EXERCISE PRICE TO BE DETERMINED

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT

11:59 P.M., RESTON, VIRGINIA TIME, ON JULY 13, 2001,
UNLESS THE OFFER IS EXTENDED

To:                   XO Communications, Inc.
11111 Sunset Hills Road
Reston, Virginia 20190

Attention:  Stock Option Program — Room 3131
Telephone:  (703) 547- 2994; toll-free (800) 405-8502
Facsimile:  (703) 547-2984

Delivery of this letter of transmittal to an address

other than as set forth above or transmission via
facsimile to a number other than as set forth
above or transmission via e-mail will
not constitute a valid delivery.

You must return this Letter of Transmittal

whether or not you elect to tender
your options

      Pursuant to the terms and subject to the conditions of the Offer to Exchange dated May 29, 2001, as amended as of July 6, 2001 and this Letter of Transmittal, I hereby elect to tender the options to purchase shares of class A common stock, par value $.02 per share listed on Schedule A to this Letter of Transmittal.

To:  XO Communications, Inc.

      Upon the terms and subject to the conditions set forth in the Offer to Exchange dated May 29, 2001 as amended as of July 6, 2001 (the “Offer to Exchange”), my receipt of which I hereby acknowledge, and in this Letter of Transmittal (this “Letter” which, together with the Offer to Exchange, as they may be amended from time to time, constitutes the “Offer”), I, the undersigned, hereby tender to XO Communications, Inc., a Delaware corporation (the “Company”), the options to purchase shares (“Option Shares”) of class A common stock, par value $.02 per share, of the Company (the “Common Stock”) specified on Schedule A to this Letter and all options to purchase Common Stock granted to the undersigned on or after December 26, 2000 (the “Tendered Options”) in exchange for “New Options,” which are the new options to purchase shares of Common Stock equal in number to eighty-five percent of the number of Option Shares subject to the Tendered Options that I tender hereby. Unless my Tendered Options were not granted pursuant to any stock option plan, all New Options will be subject to the terms of the stock option plan to which my Tendered Options were subject (each a “Plan”), and to a new option agreement between the Company and me. If my Tendered Options were not granted pursuant to any stock option plan, the new options will still be subject to a new option agreement between the Company and me.

      Subject to, and effective upon, the Company’s acceptance for exchange of the Tendered Options in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to, or upon the order of, the Company all right, title and interest in and to the Tendered Options.

      I hereby represent and warrant that I have full power and authority to tender the Tendered Options and that, when and to the extent the Tendered Options are accepted for exchange by the Company, the Tendered Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof (other than pursuant to the applicable option agreement) and the Tendered Options will not be subject to any adverse claims. Upon request, I will exercise and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Tendered Options pursuant to the Offer.

      The name and social security number of the registered holder of the Tendered Options appears below exactly as it appears on the option agreement or agreements representing the Tendered Options. Schedule A to this Letter lists for each Tendered Option the total number of Option Shares subject to the Tendered Option, the grant date of the Tendered Option and the exercise price.

      I understand and acknowledge that:

(1) I may tender my options outstanding having an exercise price per share of $10.00 or more and that I am not required to tender any of such options in the Offer. However, I must tender all or none of the shares subject to an individual grant (no partial tender of options). Also, if I tender any options, I will be deemed to have automatically tendered any option I received on or after December 26, 2000 regardless of their exercise price and regardless of whether I have indicated that they should be tendered on Schedule A to this Letter of Transmittal.

(2) All Tendered Options properly tendered prior to 11:59 P.M., Reston, Virginia time, on July 13, 2001, unless the Company has extended the period of time the Offer will remain open (the “Expiration Date”), and not properly withdrawn will be exchanged for New Options, upon the terms and subject to the conditions of the Offer, including the conditions described in Sections 1 and 6 of the Offer to Exchange.

(3) Upon the Company’s acceptance of the Tendered Options for exchange, I understand that the option agreement or agreements to which the Tendered Options are subject will be terminated and the options thereunder will be canceled. If applicable, all New Options will be subject to the terms and conditions of the Plan to which my Tendered Options were subject and the terms of a new option agreement between the Company and me, a copy of which I will receive after the New Options are granted.

(4) The New Options will not be granted until the first business day that is at least six months and one day (184 days) after the date the Company accepts for exchange and cancels the Tendered Options and will have (a) an exercise price equal to the fair market value of the Company’s Common Stock on that grant date and (b) 30% will be vested on the date of grant and the remaining 70% will vest thereafter in equal installments over the next thirty-six month period until fully vested.

(5) I must be (a) a currently active U.S. employee of the Company or one of its U.S. subsidiaries or (b) an employee who has been previously notified by the Company that I am eligible to participate in the Offer from the date I tender the Tendered Options through the date the New Options are granted in order to receive the New Options, and, if for any reason I do not remain so employed, I will not receive any New Options or any other consideration for the Tendered Options.

(6) In the event the Company is acquired from the date I tender the Tendered Options through the date the New Options are granted, I will not hold either my Tendered Options or my New Options at that time, and therefore will not participate through them in any transaction affecting the Company’s Common Stock during this period. If the Company’s Common Stock is no longer subject to the reporting requirements of the Securities Exchange Act on the date my New Options are granted, I will not receive New Options.

(7) By tendering the Tendered Options pursuant to the procedure described in Section 3 of the Offer to Exchange and in the instructions to this Letter, I accept the terms and conditions of the Offer. The Company’s acceptance for exchange of the Tendered Options will constitute a binding agreement between the Company and me upon the terms and subject to the conditions of the Offer.

(8) Under certain circumstances set forth in the Offer to Exchange, the Company may terminate or amend the Offer and postpone its acceptance and cancellation of any Tendered Options, and in any such event, the Tendered Options delivered herewith but not accepted for exchange will be returned to me at the address indicated below.

(9) All options that I choose not to tender for exchange or that are not accepted for exchange, assuming they are not required to be tendered for exchange as described in clause (1) above, shall remain outstanding and retain their current exercise price and vesting schedule.

(10) The Company has advised me to consult with my own advisors as to the consequences of participating or not participating in the Offer.

(11) I have received the Offer and agree to all of the terms and conditions of the Offer.

      All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

      The offer is not being made to (nor will tenders of Tendered Options be accepted from or on behalf of) holders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

      You must complete and sign the following exactly as your name appears on the option agreement or agreements evidencing the options you are tendering. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth the signer’s full title and include with this Letter proper evidence of the authority of such person to act in such capacity.

SIGNATURE OF OWNER

X

(Signature of Holder or Authorized Signatory — See Instructions 1 and 3)

Date: , 2001

Print Name:

Capacity:

Address:

Telephone No. (with area code):

Tax ID/ Social Security No.:

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

      1.  Delivery of Letter of Transmittal and Other Required Documents. A properly completed and duly executed original of this Letter (or a facsimile thereof) including a completed and executed Schedule A, and any other documents required by required by this Letter, must be received by the Company at its address set forth on the front cover of this Letter on or before the Expiration Date. You must return these documents whether or not you have elected to tender any options, but failure to return the documents will be deemed to be an election NOT to tender options. In addition, if your letter of transmittal and related documents does not indicate an election with respect to any particular option grant, you will be deemed to have rejected the offer with respect to that option grant.

      The method by which you deliver any required documents is at your option and risk, and the delivery will be deemed made only when actually received by the Company. If you elect to deliver your documents by mail, the Company recommends that you use registered mail with return receipt requested. If delivery is by facsimile, we also recommend that you send a copy of your Letter of Transmittal and any required documents by registered mail with return receipt requested. E-mail delivery will not be accepted. In all cases, you should allow sufficient time to ensure timely delivery. Retain a copy of your Letter of Transmittal and any required documents for your own records.

      Elections with respect to tenders of options made pursuant to the Offer may be changed at any time prior to the Expiration Date. If the Offer is extended by the Company beyond that time, you may change your election with respect to the tender of your Tendered Options at any time until the extended expiration of the Offer. In addition, unless we have theretofore accepted your Tendered Options for exchange, you may withdraw at any time after 11:59 P.M., Reston, Virginia time on July 13, 2001. To change your election with respect to the tender of Tendered Options you must deliver a Change of Election Form as provided by Exhibit A-1 or A-2 to this Letter of Transmittal, or a facsimile thereof, with the required information to the Company while you still have the right to change your election with respect to the tender of the Tendered Options. Withdrawals may not be rescinded and any options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless such withdrawn options are properly re-tendered prior to the Expiration Date by following the procedures described above.

      The Company will not accept any alternative, conditional or contingent tenders. All tendering Option Holders, by execution of this Letter (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

      2.  Tenders. If you intend to tender options pursuant the Offer, you must complete and sign both this Letter and Schedule A to this Letter. You may tender options for all or none of the shares of our Common Stock subject to an individual grant. Any fractional shares will be rounded upward to the nearest whole share. If you tender any options, all options granted on or after December 26, 2000 will be deemed to be automatically tendered regardless of whether the exercise price per share is more or less than $10.00 and regardless of whether you have indicated on Schedule A to this Letter that you elect to tender such options.

      3.  Signatures on this Letter of Transmittal and Schedule A. If this Letter and Schedule A are signed by the holder of the options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever.

      If this Letter or Schedule A is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted with this Letter and Schedule A.

      4.  Requests for Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Letter may be directed to Stock Option

Program — Room 3131, at the address and telephone number given on the front cover of this Letter. Copies will be furnished at the Company’s expense.

      5.  Irregularities. All questions as to the number of Option Shares subject to option to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender options will be determined by the Company in its discretion, which determinations shall be final and binding on all parties. The Company reserves the right to reject any or all tenders of options the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular options, and the Company’s interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects and irregularities in connection with tenders must be cured within such time, as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

      Important: whether or not you wish to accept the offer, this letter (or a facsimile copy thereof) together with all other required documents must be received by the Company, on or prior to the expiration date. You must deliver a properly executed paper copy or facsimile copy of the documents. E-mail delivery will not be accepted.

      6.  Important Tax Information. You should refer to Section 13 of the Offer to Exchange, which contains important tax information.

(Barcode ID)

FORM OF

SCHEDULE A TO LETTER OF TRANSMITTAL

THIS FORM MUST BE INCLUDED WITH THE SIGNED LETTER OF TRANSMITTAL IN ORDER FOR THIS TO BE A PROPERLY EXECUTED DOCUMENT. PLEASE SEE BACK FOR DIRECTIONS.

Stock Option Grants Eligible for Tender

			Total No. of		I Do NOT
			Option Shares	I Wish to	Wish
	Grant Date	Exercise Price	Subject to	Tender	to Tender my
Grant No.	of Option	of Option	Option	my Option	Option

BARCODE

BARCODE

*	Indicates Stock Option Grants that will automatically be tendered if you choose to tender any of your eligible grants.

NOTE: The Stock Option Grants listed below are not eligible for tender but will automtically be tendered if you choose to tender any of the stock option grants listed above.

Total No. of
Option Shares
	Grant Date	Exercise Price	Subject to
Grant No.	of Option	of Option	Option

BARCODE

           I understand and acknowledge that (a) if I have elected to tender any options, all options that have received during the six months immediately prior to the date that XO accepts Tendered Options for exchange (whether or not listed in the foregoing table) will be deemed to be tendered regardless of their price, and (b) if I have not indicated an election with respect to any particular option grant, I will be deemed to have rejected the offer to tender that particular option grant.

SIGNATURE OF OWNER

X _____________________________ (Signature of Holder or Authorized Signatory – See Instructions 1 and 3)

Date: ____________________, 2001

Print Name: _____________________

Capacity: _______________________

Address: _______________________

_______________________

Telephone No. (with area code): ______

Tax ID/Social Security No.: _________

Last name, First name

SCHEDULE A TO LETTER OF TRANSMITTAL

May 29, 2001

NAME	SSN:
Address
City, State, Zip

The top portion of the other side of this Schedule A lists all your stock option grants that are eligible to be tendered for exchange. To tender options, you must:

  Complete this Schedule A by checking the appropriate box for each Stock Option Grant indicating that you either:

– wish to tender the options, or

– do NOT wish to tender the options

  Check only one box for each Stock Option Grant.

  The bottom portion of the other side of this Schedule A lists any Stock Option Grants you have that are not eligible for tender, but that will be automatically tendered if you choose to tender any of your eligible options. There are no choices to make or boxes to check on this portion of the Schedule A.

  Whether you choose to tender any of your Stock Option Grants or not, you must:

  Sign and date this Schedule A

  Return this completed Schedule A form and the signed Letter of Transmittal using the enclosed envelope. The letter of Transmittal and this Schedule A must be received by 12:00 AM, June 26, 2001.

  For more information, please read the enclosed cover letter and the Letter of Transmittal

  THIS FORM MUST BE INCLUDED WITH THE SIGNED LETTER OF TRANSMITTAL IN ORDER FOR THIS TO BE A PROPERLY EXECUTED DOCUMENT.

  Last name, First name